                                                                    EXHIBIT 10.8

FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

                              AMENDED AND RESTATED
                   FLUOR EXECUTIVES' SUPPLEMENTAL BENEFIT PLAN

The purpose of this Fluor Executives' Supplemental Benefit Plan, amended and restated effective as of May 1, 1999, is to provide specified benefits to a select group of management and highly paid executives of Fluor Corporation, a Delaware corporation, and its subsidiaries, if any, that sponsor the Plan (collectively with the Trust (as defined below), the "Company"), in accordance with the following terms and conditions:

1. Definitions. For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms (and their related meanings) shall have the following indicated meanings:

    (a) "Administrative Committee" shall mean the Administrative Committee appointed pursuant to Section 9 below.

    (b) "Administrator" shall have the meaning set forth in Section 9 below.

    (c) "Adverse Change in Employment Condition" shall mean, with respect to an Executive, any of the following:

        (i) The Executive experiences a Termination of Employment for any reason other than a voluntary resignation.

        (ii) The Executive experiences any material change of his or her duties with a material reduction in his or her responsibilities or compensation.

        (iii) The Executive experiences any mandatory change in the geographic location of his or her principal place of business with a reduction in his or her compensation.

        (iv) The Executive experiences any obvious bad faith by the Company in dealing with his or her employment conditions.

    (d) "Approved Early Retirement" shall mean, with respect to an Executive, severance from employment with the Company for reasons other than death prior to Normal Retirement that the board of directors of the Company or, upon and after a Change in Control Event, the Administrator has determined pursuant to this Plan is an Approved Early Retirement.

    (e) "Beneficiary" shall mean the person or persons designated as such in accordance with Section 7.

    (f) "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that an Executive completes, signs and returns to the Committee to designate one or more Beneficiaries.

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FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

    (g) "Benefit" shall mean, with respect to an Executive, the Executive's Pre-Retirement Death Benefit, Retirement Benefit, Disability Benefit, Joint and Survivor Insurance Coverage Benefit or Change in Control Benefit, as determined in accordance with Section 6.

    (h) A "Change in Control Event" shall occur if:

        (i) any shareholder or "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, directly or indirectly acquires 25% or more of the voting power of the then outstanding securities of the Company that are entitled to vote generally for the election on the Company's directors as appropriate (the "Voting Securities"); or

        (ii) as the direct or indirect result of, or in connection with, a reorganization, merger, cash tender, share exchange or consolidation (a "Business Combination"), a contested election of directors, or any combination of these transactions, the persons who were directors of the Company cease to constitute a majority of the Company's board of directors, or any successor's board of directors.

    (i) "Company" shall mean Fluor Corporation, a Delaware corporation, and its subsidiaries, if any, which sponsor the Plan. Notwithstanding the foregoing, if the context so requires, "Company" shall also mean the Trust.

    (j) "Death Benefit" shall mean, with respect to an Executive, the Executive's Pre-Retirement Death Benefit or Post-Retirement Death Benefit, as the case may be.

    (k) "Disability" or "Disabled" shall mean, with respect to an Executive, the period of time during which the Executive qualifies for permanent disability benefits under the Company's long-term disability plan or, if the Executive does not participate in such a plan, a period of disability during which the Executive would have qualified for permanent disability benefits under such a plan had the Executive been a participant, as determined in the sole discretion of the Administrator. If the Company does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Administrator in its sole discretion.

    (l) "Employment" shall mean full-time or substantially full-time employment by the Company or any Subsidiary of the Company, including any approved leave of absence.

    (m) "Endorsement" shall mean, with respect to an Executive, the endorsement, in favor of the Executive and contained in the Policy, in the amounts set forth in Schedule A-1 and A-2 of Section 2 of the Executive's Plan Agreement, and in a form acceptable to the Insurer, entitling the Executive to designate a Beneficiary to receive the Executive's Pre-Retirement Death Benefit, if any, from the Policy. Notwithstanding any other provision of this Plan that may be construed to the contrary, the Endorsement shall be null and void and of no further effect upon and after the Endorsement Termination Date.

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

    (n) "Endorsement Termination Date" shall mean the date on which occurs the first of the following events:

        (i)   The Executive Retires.

        (ii)  The Executive experiences a Termination of Employment.

        (iii) The second anniversary of the date the Executive experiences a Disability;

        (iv) The Executive experiences an Adverse Change in Employment Condition upon or after a Change in Control Event.

        (v) The Plan is terminated by the Executive or the Company in accordance with Section 12.

        (vi) The Executive elects to receive the Joint and Survivor Insurance Coverage Benefit in accordance with Section 6(d).

    (o) "Executive" shall mean an employee of the Company, or any Subsidiary of the Company, who is selected by the Administrator to participate in this Plan, and who enters into a Plan Agreement and completes a Beneficiary Designation Form accepted by the Administrator.

    (p) "Fluor Joint and Survivor Split Dollar Insurance Plan" shall mean that certain Fluor Corporation Joint and Survivor Split Dollar Life Insurance Plan.

    (q) "Form of Retirement Benefit" shall mean, with respect to an Executive, the Post-Retirement Death Benefit, the Lump Sum Benefit or the Salary Continuation Benefit as set forth in Section 6(c).

    (r) "Insurer" shall mean, as to each Executive, the insurer(s) specified in his or her Plan Agreement.

    (s) "Lump Sum Benefit", with respect to an Executive at a particular age, shall have the following meanings:

        (i) For (a) a Normal Retirement, or (b) an Approved Early Retirement or Change in Control Benefit at age fifty-five (55) or older, the Executive's Lump Sum Benefit shall be the amount set forth as such in Schedule B of Section 2 of the Executive's Plan Agreement.

        (ii) For an Approved Early Retirement or Change in Control Benefit at age fifty-four (54) or younger, the Executive's Lump Sum Benefit shall be equal to the Lump Sum Benefit set forth as such in Schedule B of Section 2 of the Executive's Plan Agreement for an Approved Early Retirement at age fifty-five (55), discounted at a rate equal to 7.5% per annum, compounded, for each year that the Executive is younger than age fifty-five (55), including any partial year.

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

    (t) "Normal Retirement" shall mean, with respect to an Executive, severance from employment with the Company on or after the date upon which he or she attains age sixty-five (65) for any reason, other than leave of absence, death or Disability.

    (u) "Plan" shall mean the Amended and Restated Fluor Executives' Supplemental Benefit Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

    (v) "Plan Agreement" shall mean, with respect to an Executive, a written agreement, as may be amended from time to time, which is entered into by and between the Company and an Executive. Each Plan Agreement shall provide for the entire benefit to which such Executive is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of execution by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Executive, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Executive.

    (w) "Policy" shall mean that policy of life insurance as described in
        Section 2 below.

    (x) "Post-Retirement Death Benefit" shall mean, with respect to an Executive, the death proceeds payable by the Company (rather than under the Policy by the Insurer) to the Executive's Beneficiary, in the amounts set forth in Schedule B of Section 2 of the Executive's Plan Agreement. Neither the Company nor the Executive shall be responsible in any way for the tax status of the Post-Retirement Death Benefit.

    (y) "Premium" shall mean, as to any particular time, the premium as determined under the terms of the Policy.

    (z) "Pre-Retirement Death Benefit" shall mean, with respect to an Executive, the death proceeds payable under the Policy by the Insurer to the Executive's Beneficiary, in the amounts set forth in the Endorsement. Neither the Company nor the Executive shall be responsible in any way for the tax status of the Pre-Retirement Death Benefit.

   (aa) "Retirement", "Retires", or "Retired" shall mean, with respect to an Executive, severance from employment with the Company on account of his or her Normal Retirement or Approved Early Retirement, as the case may be.

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

   (bb) "Salary Continuation Benefit", with respect to an Executive at a particular age, shall have the following meanings:

        (i) For (a) a Normal Retirement or (b) an actual Approved Early Retirement at age fifty-five (55) or older, the Executive's Salary Continuation Benefit shall be the amount set forth as such in Schedule B of Section 2 of such Executive's Plan Agreement.

        (ii) For an actual Approved Early Retirement at age fifty-four (54) or younger, an Executive's Salary Continuation shall be equal to the Salary Continuation Benefit set forth as such in Schedule B of
              Section 2 of such Executive's Plan Agreement for an Approved Early Retirement at age fifty-five (55), discounted at a rate equal to 7.5% per annum, compounded, for each year that the Executive is younger than age fifty-five (55), including any partial year.

   (cc) "Subsidiary" shall mean any corporation, partnership, limited liability company, venture or other entity in which the Company has at least a 50% equity ownership interest.

   (dd) "Termination of Employment" shall mean, with respect to an Executive, the severing of employment with the Company, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

   (ee) "Trust" shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of _______, 19__, between the Company and the trustee named therein, as amended from time to time.

   (ff) "Year" shall mean a period of twelve (12) consecutive calendar months.

2. Acquisition of Policy; Ownership of Insurance; Enrollment Requirements.

   (a) Acquisition of Policy; Ownership of Insurance. The parties to this Plan shall cooperate in applying for and obtaining the Policy. The Policy shall be issued to the Company as its sole and exclusive owner, subject to the Endorsement in favor of the Executive.

   (b) Enrollment Requirements. As a condition of participation, each selected Executive must complete, execute and return a Plan Agreement and a Beneficiary Designation Form to the Administrator. In addition, the Administrator (or the Administrator, upon and after a Change in Control Event) shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

   (c) Executive's and Beneficiary's Tax Liability. The Executive acknowledges that, prior to the Endorsement Termination Date, under current law, he or she shall have taxable income equal to the value of the "economic benefit" derived by the Executive from the Policy's insurance protection, as determined for Federal income tax purposes under Revenue Rulings 64-238 and 66-110. The Executive further acknowledges that, under current law, he or she and/or his or her Beneficiary shall have taxable income equal to the economic value of any Benefits to which he or she or his or her Beneficiary become entitled to receive under the Plan after the Endorsement Termination Date.

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

3. Premium Payments. Prior to the Endorsement Termination Date, the Company shall pay to the Insurer each Premium on or before the date that it is due. In the event that the Company fails to pay a Premium, or a portion thereof, the Executive may pay, but is not required to pay, such Premium or portion thereof, and the Company shall immediately reimburse the Executive for any amount so paid. Upon and after the Endorsement Termination Date, the Company shall be entitled to exercise all of the rights of the owner under the Policy, including the right in its sole and absolute discretion to pay or not to pay additional Premiums when due in order to keep the Policy in force for the sole benefit of the Company. Therefore, upon and after the Endorsement Termination Date, the Executive shall have no right to be reimbursed by the Company for any subsequent payment of Premiums by the Executive to the Insurer.

4.  Rights and Interests in the Policy.

    (a) Rights of Company. Except for those rights granted to the Executive in the Endorsement pursuant to Section 4(b) below, the Company shall have all of the rights of the owner under the Policy and shall be entitled to exercise all of such rights, options and privileges without the consent of the Executive; provided, however, the Company agrees not to exercise any right to surrender the Policy before the Endorsement Termination Date.

    (b) Endorsement and Endorsement Termination Date. The Endorsement to the Policy, as specified in Schedules A-1 and A-2 of Section 2 of the Plan Agreement, shall be in full force and effect prior to the Endorsement Termination Date. The Endorsement while in effect shall grant to the Executive the right to designate a Beneficiary under the Policy to receive the Executive's Pre-Retirement Death Benefit, and to change such designation at any time. Upon and after the Endorsement Termination
        Date: the Endorsement shall be immediately null, void and of no further effect; the interest of the Executive in the Policy shall irrevocably terminate; no further benefits shall be due the Executive or his or her Beneficiary under the Policy; and the Executive shall have no further right to designate a Beneficiary under the Policy.

    (c) Conflict. As between the parties hereto, in the event of conflict between the terms of the Endorsement and this Plan, the terms of this Plan shall prevail. The Insurer shall be bound, however, only by the terms of the Policy and any Endorsement thereto, and shall not be required to pay any amounts to any person in excess of its obligations under the terms of the Policy.

    (d) Collection of Policy Proceeds and Source of Payment of Death Benefit.

        (i) If the Executive dies while employed by the Company, and a Pre-Retirement Death Benefit is due under Section 6(f), the following steps shall occur promptly following the Executive's death: (A) the Company and the Executive's Beneficiary shall take all steps necessary to collect the gross proceeds under the Policy; (B) the Insurer shall pay the Executive's Pre-Retirement Death Benefit to his or her Beneficiary as specified in Schedule C of the Plan Agreement; and (C) the Insurer shall pay to the Company the amount, if any, by which the gross proceeds under the Policy exceed the Pre-Retirement Death Benefit.

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FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

        (ii) If the Executive dies after Retirement, and a Post-Retirement Death Benefit is due under Section 6(c)(i), the following steps shall occur promptly following the Executive's death: (A) the Company and the Executive's Beneficiary shall take all steps necessary to collect the gross proceeds, if any, under the Policy;
              (B) the Insurer shall pay the gross proceeds, if any, under the Policy to the Company; and (C) the Company shall pay the Executive's Post-Retirement Death Benefit to the Executive's Beneficiary.

        (iii) If the Executive dies, and no Death Benefit is due under Section 6(f) or Section 6(c)(i), the following steps shall occur promptly following the Executive's death: (A) the Company and the Executive's Beneficiary shall take all steps necessary to collect the gross proceeds, if any, under the Policy; (B) the Insurer shall pay the gross proceeds, if any, under the Policy to the Company; and (C) neither the Insurer or the Company shall pay any death benefit to the Executive's Beneficiary.

5. Insurer. The Insurer is not a party to this Plan, shall in no way be bound by or charged with notice of its terms, and is expressly authorized to act only in accordance with the terms of the Policy. The Insurer shall be fully discharged from any and all liability under the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy.

6.  Benefits.

    (a) One Benefit. Notwithstanding any other provision of this Plan that may be construed to the contrary, in no event shall an Executive or his or her Beneficiary or both receive more than one Benefit under this Plan.

    (b) Retirement Benefit Elections. Subject to the Executive's continuous employment from the effective date of his or her Plan Agreement until his or her Retirement, the Executive shall have the right to elect one Form of Retirement Benefit set forth in Section 6(c) below; provided, however, that notwithstanding any other provision of this Plan that may be construed to the contrary, in no event shall an Executive or his or her Beneficiary or both receive more than one Form of Retirement Benefit under this Plan. The Executive's elections shall be governed by the provisions set forth in this Section 6(b).

        (i) Elections In General; Default Election. An Executive, in connection with his or her commencement of participation in the Plan, shall do one of the following: (a) the Executive shall elect on his or her Plan Agreement to receive one (1) Form of Retirement Benefit set forth in Section 6(c) in the event of his or her Retirement; or (b) the Executive may decline to make an election under clause (a) until the last day of the Year preceding the Year in which Retirement occurs. A Form of Retirement Benefit selected in the event of Normal Retirement may be the same as or different than the Form of Retirement Benefit selected in the event of an Approved Early Retirement. If an Executive does not make any election with respect to the Form of Retirement Benefit, or fails to make a timely election after deferring an election according to the clause (b) above, then the Executive shall be deemed to have elected the Post-Retirement Death Benefit as his or her Form of Retirement Benefit.

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

        (ii) Changing Elections; Time before Retirement. An Executive may change and of his or her Form of Retirement Benefit to an allowable alternative Form of Retirement Benefit by submitting a new Plan Agreement to the Administrator, provided that any such Plan Agreement is submitted at least one (1) Year prior to the date of the Executive's Retirement. Subject to the preceding sentence and Section 6(b)(iii) below, the Plan Agreement most recently accepted by the Administrator shall determine which Form of Retirement Benefit under Section 6(c) shall be received by the Executive.

        (iii) Special Rule for Approved Early Retirement. If the Executive experiences an Approved Early Retirement, the Administrator may, in its sole discretion, choose to override any election the Executive has made to the contrary and provide the Executive the Post-Retirement Death Benefit as his or her Form of Retirement Benefit.

    (c) Form of Retirement Benefit. The Form of Retirement Benefit and its payment shall be as follows:

        (i) Post-Retirement Death Benefit. If the Executive elects to receive the Post-Retirement Death Benefit as the Form of Retirement Benefit, the Executive shall receive continued coverage under the Plan (but not the Policy) after his or her Retirement. The Executive's Post-Retirement Death Benefit shall be paid to his or her Beneficiary upon the Executive's death in a lump sum in accordance with Section 4(d). The lump sum payment shall be made no later than six (6) months after the date the Administrator is provided with proof that is satisfactory to the Administrator of the Executive's death. The Executive acknowledges that his or her Beneficiary will be considered to have taxable compensation income that is equal in amount to the Death Benefit. The Executive's Plan Agreement shall terminate when the Post-Retirement Death Benefit is paid to the Executive's Beneficiary.

        (ii) Lump Sum Benefit. If the Executive elects to receive the Lump Sum Benefit as the Form of Retirement Benefit, the Executive's Lump Sum Benefit shall be paid to the Executive no later than six (6) months after the date of the Executive's Retirement. The Executive acknowledges that, under current tax law, he or she will be considered to have taxable compensation income on such payment date in an amount equal to the Lump Sum Benefit. The Executive's Plan Agreement shall terminate when the Lump Sum Benefit is paid to the Executive.

        (iii) Salary Continuation Benefit. If the Executive elects to receive the Salary Continuation Benefit as the Form of Retirement Benefit, the Executive shall be paid his or her Salary Continuation Benefit in 120 equal payments over a period of 120 months, which payments shall commence no later than six (6) months after

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

              the date of the Executive's Retirement. Notwithstanding any provision of this Plan that may be construed to the contrary, if an Executive who elects the Salary Continuation Benefit provided for by this Section 6(c)(iii) dies after his or her Retirement but before his or her Salary Continuation Benefit is paid in full, the Executive's unpaid Salary Continuation Benefit payments shall continue and shall be paid to the Executive's Beneficiary over the remaining number of months and in the same amounts as the Salary Continuation Benefit payments would have been paid to the Executive had the Executive survived. The Executive acknowledges that he or she and/or his or her Beneficiary will be considered to have taxable compensation income attributable to the Salary Continuation Benefit payments under this Section 6(c)(iii). The Executive's Plan Agreement shall terminate when the final Salary Continuation Benefit payment is made to the Executive or the Executive's Beneficiary.

    (d) Joint and Survivor Insurance Coverage Benefit. Subject to Section 6(a) above, the Executive may at any time up to the Endorsement Termination Date, in a form and manner acceptable to the Administrator, elect to receive the Joint and Survivor Insurance Coverage Benefit in lieu of any other Benefit under this Plan. If the Executive elects to receive the Benefit in the form of the Joint and Survivor Insurance Coverage Benefit, the Executive shall receive joint and survivor insurance coverage under the Fluor Joint and Survivor Split Dollar Insurance Plan in lieu of any other Benefit under this Plan, in which event the Endorsement Termination Date shall occur and the Executive's Plan Agreement shall immediately terminate pursuant to Section 7(f).

    (e) Disability Benefit. In the event that the Administrator determines that the Executive has experienced a Disability, then, regardless of any election by the Executive to the contrary and except as otherwise provided in this Section 6(e), the only Benefit payable with respect to such Executive shall the Pre-Retirement Death Benefit; provided, however, that such Benefit shall be payable as a Disability Benefit pursuant to this Section 6(e) only if the Executive dies on or before the second anniversary of the date he or she becomes Disabled (the "Second Anniversary Date"). After the Second Anniversary Date, the obligation of the Company to provide any Benefit whatsoever with regard to such Executive under this Plan shall terminate, unless the Administrator determines that the Executive's Disability for purposes of this Section 6(e) is an Approved Early Retirement. If the Administrator so determines, the Executive shall be deemed to have experienced an Approved Early Retirement on the Second Anniversary Date. In such case, the Administrator may in its sole discretion elect to provide such an Executive with the Post-Retirement Death Benefit as the Form of Retirement Benefit, in accordance with Section 6(b)(iii). If applicable, the Executive shall be deemed for purposes of the calculation of the Lump Sum Benefit or Salary Continuation Benefit to be Retiring on the Second Anniversary Date.

    (f) Pre-Retirement Death Benefit. If the Executive dies prior to the Endorsement Termination Date and prior to experiencing a Termination of Employment, then his or her Pre-Retirement Death Benefit shall be paid pursuant to Section 4(d). The Pre-Retirement

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

        Death Benefit shall be paid to his or her Beneficiary no later than six
        (6) months after the date the Administrator is provided with proof, that is satisfactory to the Insurer and the Administrator, of the Executive's death.

    (g) Change in Control Benefit. If the Executive experiences an Adverse Change of Employment Condition within thirty six (36) months following a Change in Control Event, as determined by the Administrator in its sole discretion, the Executive shall be deemed to have experienced an Approved Early Retirement as of the date of such Adverse Change of Employment Condition; provided, however, that, notwithstanding the Executive's election, the Form of Retirement Benefit for purposes of this Section 6(g) shall be the Lump Sum Benefit.

7.  Beneficiary Designation.

    (a) Beneficiary. Each Executive shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of an Executive. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Executive participates.

    (b) Beneficiary Designation; Change; Spousal Consent. An Executive shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Administrator or its designated agent. An Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator's rules and procedures, as in effect from time to time. If the Executive names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Administrator, must be signed by that Executive's spouse and returned to the Administrator. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Administrator prior to his or her death.

    (c) Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrator or its designated agent.

    (d) No Beneficiary Designation. If an Executive fails to designate a Beneficiary as provided in Sections 7(a), 7(b) and 7(c) above, or if all designated Beneficiaries predecease the Executive or die prior to complete distribution of the Executive's benefits, then the Executive's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Executive has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Executive's estate.

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

    (e) Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Administrator's satisfaction.

    (f) Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Plan with respect to the Executive, and that Executive's Plan Agreement shall terminate upon such full payment of benefits.

8.  Administration of Plan.

    (a) Prior to a Change in Control Event. Prior to a Change in Control Event, this Plan shall be administered by an Administrative Committee comprised of three (3) or more persons appointed by the Company's board of directors. Members of the Administrative Committee may be Executives under this Plan. The Administrative Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Administrative Committee who is an Executive shall not vote or act on any matter relating solely to himself or herself.

    (b) Upon and After a Change in Control Event. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control Event. Upon and after the occurrence of a Change in Control Event, the "Administrator" shall be an independent third party selected by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan including, but not limited to benefit entitlement determinations. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by an Executive or the Company. Upon and after the occurrence of a Change in Control Event the Company must: (i) pay all reasonable administrative expenses and fees of the Administrator; (ii) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (iii) supply full and timely information to the Administrator or all matters relating to the Plan, the Executives and their Beneficiaries, the date of circumstances of the Normal Retirement, Approved Early Retirement, Disability, death or Termination of Employment of the Executives, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control Event, the Administrator may be terminated (and a replacement appointed) only by the approval of the Ex-CEO. Upon and after a Change in Control Event, the Administrator may not be terminated by the Company.

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
FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

    (c) Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

    (d) Indemnity of Administrator. The Company shall indemnify and hold harmless the members of the Administrator, and any person to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Administrator, any of its members, or any such person.

    (e) Information. To enable the Administrator to perform its functions, the Company shall supply full and timely information to the Administrator on all matters relating to the compensation of its Executives, the date and circumstances of the Normal Retirement, Approved Early Retirement, Disability, death or Termination of Employment of its Executives, and such other pertinent information as the Administrator may reasonably require.

9.  Plan; Named Fiduciary; Claims Procedure.

    (a) Plan. This Plan is part of the Fluor Corporation Amended and Restated Executive's Supplemental Benefit Plan, and is comprised of the Plan described in this instrument plus all Plan Agreements that so reference their association with the Plan.

    (b) Fiduciary. The Company is the named fiduciary of the Plan for purposes of this Plan.

    (c) Claims Procedure. The following claims procedure shall be followed in handling any benefit claim under this Plan and the Plan Agreement:

        (i) The Executive, or his or her Beneficiary, if he or she is dead (the "Claimant"), shall file a claim for benefits by notifying the Company in writing. If the claim is wholly or partially denied, the Company shall provide a written notice within ninety (90) days specifying the reasons for the denial, the provisions of this Plan on which the denial is based, and additional material or information, if any, that is necessary for the Claimant to receive benefits. Such written notice shall also indicate the steps to be taken by the Claimant if a review of the denial is desired.

        (ii) If a claim is denied, and a review is desired, the Claimant shall notify the Company in writing within sixty (60) days after receipt of written notice of a denial of a claim. In requesting a review, the Claimant may review Plan documents and submit any written issues and comments the Claimant feels are appropriate. The Company shall then review the claim and provide a written decision within sixty (60) days of receipt of a request for a review. This decision shall state the specific reasons for the decision and shall include references to specific provisions of this Plan, if any, upon which the decision is based.

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                                       12

FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

10. Withholding; Income and Employment Taxes.

    (a) Prior to the Endorsement Termination Date, if the Executive has an economic benefit under this Plan, the Company shall withhold from that Executive's cash compensation, or the Beneficiary's payment, in a manner determined by the Company, the Executive's or Beneficiary's share of all federal, state and local income taxes, FICA and other employment taxes on such economic benefit.

    (b) The Company, or the trustee of the Trust, shall withhold from any Benefit payments made to an Executive or his or her Beneficiary under this Plan all federal, state and local income taxes, FICA and other employment taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such Benefit payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

11. Protective Provisions. The Executive will cooperate with the Company by furnishing any and all information requested b the Company in order to facilitate the payments of benefits hereunder, taking such physical examinations as the Company may deem necessary ad taking such other action as may be required by the Company. If any Executive commits suicide during the two-year period commencing upon the date of his or her Plan Agreement, or if an Executive makes any material misstatements of information or nondisclosure of medical history, then no benefits shall be payable hereunder, or, in the sole discretion of the Company's board of directors, benefits may be payable in a reduced amount.

12. Amendment of Plan; Termination. This Plan shall not be modified or amended except by a writing signed by the Company and the Executive. Except as otherwise provided in the next sentence, either party may terminate this Plan, and Executive's participation in the Plan, at any time, provided that the obligations of the party terminating the Plan and the Plan with respect to the Executive are performed in full under the Plan as of the time of the termination. Notwithstanding the foregoing and any other provision of this Plan that may be construed to the contrary, upon and after a Change in Control Event, neither this Plan, nor the Executive's participation in this Plan, may be terminated by the Company without the express written consent of the Executive, which consent may be unreasonably withheld.

13. Binding Plan. This Plan shall inure to the benefit of, be binding upon, and be enforceable by the heirs, administrators, executors, successors and assigns of each party to this Plan.

14. State Law. This Plan shall be subject to and be construed under the internal laws of the State of California, without regard to its conflicts of laws principles.

15. Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted in this Plan.

16. Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Executive. Such employment

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                                       13

FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

    is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a separate written employment Plan. Nothing in this Plan shall be deemed to give the Executive the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Executive at any time.

17. Notice. Any notice or filing required or permitted to be given under this Plan to the Company or to the Insurer shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:


        If to the Company:

           Fluor Corporation
           3353 Michelson Drive
           Irvine, California 92698
           Attn: Senior Manager, Human Resources


        If to the Insurer:

           Security Life Insurance Company of Denver, Inc.
           Security Life Center
           1290 Broadway
           Denver, Colorado 80203

           Sun Life Assurance Company of Canada
           Sun Life Executive Park, SC 2145
           Wellesley Hills, MA 02181

18. Unsecured General Creditor. Executives and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

19. Discharge of Obligations. The full payment of Benefits due under the Plan to an Executive or his or her Beneficiary shall fully and completely discharge the Company from all further obligations under the Plan with respect to the Executive and his or her Beneficiary, and the Executive's Plan Agreement shall terminate upon such full payment of Benefits.

20. Legal Fees To Enforce Rights After Change in Control Event. The Company is aware that upon the occurrence of a Change in Control Event, the board of directors of the Company (which might then be composed of new members) or a shareholder of the Company or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny the Executive the benefits intended under the

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                                       14

FLUOR CORPORATION
Amended and Restated Fluor Executives' Supplemental Benefit Plan
Plan Document
================================================================================

    Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control Event, it should appear to any Executive or the Administrator that the Company or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Executive the benefits intended to be provided, then the Company irrevocably authorizes such Executive or the Administrator or both to retain counsel of his or her or their choice(s) at the expense of the Company to represent such Executive or the Administrator or both, as the case may be, in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, or any successor thereto in any jurisdiction. The Executive or the Administrator or both, as the case may be, shall be entitled to receive advances from the Company on demand in the amount of the attorney's fees and expenses incurred in accordance with this Section 20.

21. Entire Plan. This Plan constitutes the entire Plan between the parties hereto with regard to the subject matter of this Plan and supersedes all previous negotiations, Plans and commitments in respect thereto. No oral explanation or oral information by either of the parties to this Plan shall alter the meaning or interpretation of this Plan. This Plan may not be amended or modified except by a written instrument executed by the Company and the Executive.


IN WITNESS WHEREOF, the Company has executed this Plan as of the date first written above.

                                    "Company"
                                    Fluor Corporation, a Delaware corporation

                                    By: /s/ L. N. FISHER
                                        ----------------------------------------

                                    Its: Senior Vice President Law and Secretary
                                         ---------------------------------------



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